                                                               EXHIBIT 99.(c)(3)

--------------------------------------------------------------------------------

                                                             Highly Confidential





                                  Project Mars



                              Discussion Materials



                           Goldman Sachs International
                                January 19, 2001




--------------------------------------------------------------------------------

Table of Contents


Valuation and Approach                           I
                                                II
Financing

                                          Appendix


Financing Appendix                               A

Valuation Appendix                               B

Executive Summary


o Transactions, whether Control buyouts or Minority buyouts, tend to have initial premiums of approximately 15%

o Ultimately an Acquirer can expect to be negotiated by the Special Committee to a higher price, typically on average of approximately 20% in the case of Minority buyouts and approximately 25% in the case of Control buyouts

     -- Special Committee exercising their fiduciary duty to get more value for shareholders being bought out

     --   5% on average above initial premiums in Minority buyout transactions

     --   10% on average above initial premiums in Control buyout transactions

o Mars has seen substantial increase in its stock price since March. While a portion of the improvement may be due to speculation about a potential takeover bid, Mars' improved operating performance seems to be driving much of its share price appreciation

o Given the price appreciation Mars shareholders have seen, we would suggest considering a premium modestly below typical initial premiums, with the expectations of needing to increase the premium somewhat during negotiations with the Special Committee

Valuation Rationale


Background

o After going public at $24 per share in March, 1998, Mars' stock price rose to an all-time high of $32.69 in July, 1998 before beginning a generally steady decline that lasted through the first quarter of 2000

     -- Three out of four quarters in FY1999 with disappointing or lackluster results

     --   Negative profit warning in December 1999

     --   Decreased contract retention rates and sluggish sales growth

     --   Top management changes

o Since March, 2000, Mars' stock price has steadily risen from an all-time low of $10.13 per share to over $24 as of January 17, 2001:

     --   Improved operating results

     --   Four straight quarters of exceeding analyst expectations

     --   Potential speculation about a possible takeover bid from Milky Way

o The top 25 US institutional shareholders, representing 22% of Mars shares outstanding, purchased their shares at a weighted average price of approximately $21, consistent with the weighted average price since inception

     -- 12 out of these 25 shareholders, owning almost 2/3 of these shares, purchased their shares at prices close to or above $21

     -- Transamerica, Mars' largest shareholder representing 11% of all shares outstanding and 49% of shares owned by the top 25, purchased shares at approximately $25

o Despite a disparity in operating growth and expectations for future performance (with Mars modestly under-performing Morrison along most operating and valuation measures), Mars' stock price has outperformed Morrison's between March, 2000 and January, 2001

     --   Stock price up over 80%

     -- Mars' performance has been improving, even though Mars' operations still fall below Morrison's along key metrics such as sales growth and long term EPS growth

Valuation Rationale



     -- Mars earnings growth, at 29% for the December, 2000 quarter, was below Morrison's 35% earnings growth

     -- Mars' operating margins are 2/3 of Morrison's when Morrison is judged on a managed-volume basis

Public Market Valuation

o Today, on an EPS basis, Mars trades at a modest discount to Morrison and at a premium to ServiceMaster

     -- Mars and Morrison are trading at or near 52-week highs, though ServiceMaster continues to trade 20% off its 52-week high

o Morrison is valued at a premium to Mars (0.6x 2000 Sales; 16.3x 2000 EBIT; 20.0x 2001 P/E) because the market expects it will report higher revenue, EBIT and EPS growth rates

     -- Projected EPS growth of up to 40% in FY2001, stabilizing to 15%-20% long term

     -- Projected managed-volume revenue growth of 13% in CY2001 and 15% in CY2002

o ServiceMaster trades at a discount to Mars because over the last year, it has consistently failed to meet analyst expectations, and is projecting lower revenue growth, margins, and EPS growth relative to Mars

     --   0.9x 2000 Sales; 12.0x 2000 EBIT; 17.5 2001 P/E

     --   3.6% CY2000 EBIT Management Services margin, 12% long-term EPS growth

o European service management companies as a group trade at a premium to Mars, because they generally project higher revenue, EBIT and EPS growth

o Given higher growth expectations for European companies relative to US companies and a more receptive European investor base, it is unlikely that US companies can look at European trading multiples as achievable over at least the near term

     -- Even Morrison which has growth and margins in line with European counterparts trades at a discount to the group

Valuation Rationale



Minority Buyout Premiums

o    Bidder owns more than 50% of the shares prior to the transaction

o Median premiums paid in 84 transactions are 15% - 20% to the undisturbed price


Control Buyout Premiums

o Bidder owns 25% - 50% of the shares prior to the transaction and controls less than half of the board seats

o Median premiums paid in 6 US transactions are somewhat higher (at the high end of the range) than in minority buyout situations -- 14% - 26% over the undisturbed price -- suggesting the need to pay a premium for actual rather than effective control

Preliminary Thoughts on the Value of Mars



                                        Current Price $24.44(a)
                                                   |
Per Share(b)      $5     $10     $14    $19     $24|    $29     $33     $38
                                                   |
Equity                                             |
Consideration   $300    $600    $900    $1,200  $1,500  $1,800  $2,100  $2,400
                  |       |       |        |       |       |       |       |
                  ---------------------------------|------------------------
                                             |     |
   Trading               $10-----------------|--$24| 1 year trading range
    Range                $10-----------------|-----|---------$32 Trading range
                                             |     |             since inception
                                             |     |
                                             |     |
                                             |     |
   Common           18.5x-19.5 CY2001 EPS    |  $24|--$26
   Stock                                     |     |
 Comparison         12.0x-14.0x CY2000 EBIT  |     |$24----$30
    (c)                                      |     |
                                             |     |
                                             |     |
                                             |     |
   Minority         15%-20% Premium          |    $|25-$26        30 Day Average
    Buyout                                   |     |
Premium Analysis    15%-20% Premium          |     |     $28-$29  Current Price
                                             |     |
                                             |     |
                                             |     |
   Control          14%-26% Premium          |    $|25--$27       30 Day Average
   Buyout                                    |     |
Premium Analysis    14%-26% Premium          |     |     $28--$30 Current Price
                                             |     |
                                          30 day
                                      average $21.45

(a) Price as of January 17, 2001.
(b) Assumes 63.25 million basic shares outstanding as of September 1, 2000.
(c) Range based on selected contract food services companies.

Recommended Approach

A formal approach with an indication of price would restrain escalation in the stock price

Step 1         o    Call Mars CEO Bill Shaw on Friday/Saturday

                    -- Sending a letter to express interest in buying out shares not owned by the Company

                    --   Price

                    --   Not interested in selling the Company

                    -- Not in a position to sign before 27/03/2001 unless conditions limiting the ability to consummate transaction before 27 March are waived

                    -- Will file 13-D and issue confirmation press release on Monday

Step 2         o    Follow immediately with Letter

Step 3         o    Company likely to issue press release about offer and
                    formation of Special Committee

               o    Amend 13-D on Monday

                    --   Attach letter sent to Bill Shaw

                    --   Attach Milky Way confirmatory press release

Step 4         o    Mars Board forms Special Committee (Metz and Altobello)

Step 5         o    Special Committee evaluates and negotiates proposal

                    --   Hire advisors

                    --   Analyze proposal

                    --   Negotiate price, terms and conditions

                    --   Likely asked to sign standstill

Step 6         o    Announce the deal, commence the tender offer & financings

Mars Timetable Summary

                                  Jan           February               March            April               May           June
                                22   29      5  12  19  26         5  12  19  26    2  9  16  23  30    7  14  21  28   4  11  18
Mars Buyout
-----------
Approach Board (26/1)              XXXX
Sign Agreement                                                                           XXXX
Closing                                                                                                         XXXX

AA Timetable
(tentative)
------------
Binding Bid                                   XXXX
Signing                                              XXXX
Closing                                                                     XXXX

  Debt
Financing
---------
Committed Financing                          XXXX
Syndication                                       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Funds available                                                                     XXXX

Rights Issue
------------
Pricing of DPS                                                                        XXXX
Roadshow                                                                                      XXXX
Trading of DPS / Exercise of rights                                                           XXXXXXXXXXX
Centralisation / Settlement                                                                              XXXXXXXXXXX

Bond Issue
----------
Roadshow                                                                                                 XX
Pricing                                                                                                    XX
Signing and Closing                                                                                          XX

Hedging
-------
Pre-hedging                      XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Adjustments
Hedging                                                                             XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

(1) Adjusted for Off B/S Debt and Operating Leases                                                              June to August

Outline of Offer Letter


o    Overview

     -- Offer to acquire all of the outstanding shares not currently owned by Milky Way

     --   Consideration: all cash, price

     --   Premium information

o    Strategic Rationale

o    Conditions

     --   Usual and customary closing conditions including:

          --   Execution of definitive merger agreement

          --   Approval of Mars shareholders

     --   No Milky Way shareholder approval required

     --   No financing conditions. Highly confident on financing

o    Other considerations

     -- Not in a position to sign before 27/03/2001 unless conditions limiting the ability to consummate transaction before 27 March are waived

     --   Interested only in acquiring publicly held shares

     --   Not interested in selling Milky Way stake

Mars Transaction
Sensitivity Analysis






Assuming 50% equity financing of the transaction through a rights issue
Based on January 17 share price of Mars of:     $24.44


                                          Pre Gwill     Pre Gwill    Post Gwill     Post Gwil                                Total
                                             EPS           EPS           EPS           EPS           EBITDA                  Equity
                                          Accretion     Accretion     Accretion     Accretion        Interet      FFO/Net    raised
                                             2002          2003          2002          2003           2002       Debt 2002   (EURO)
                                             ----          ----          ----          ----           ----       ---------   ------

           Premium on       Cash Offer/
           the offer         share ($)
           ---------         ---------

                0%             21.45         9.0%          10.8%          7.0%          9.5%           5.22         35.8%        403
                5%             22.52         8.4%          10.3%          5.9%          8.5%           5.18         35.3%        422
               10%             23.60         7.7%           9.7%          4.7%          7.6%           5.14         34.8%        441
               15%             24.67         7.1%           9.2%          3.6%          6.7%           5.11         34.2%        460
               20%             25.74         6.5%           8.7%          2.5%          5.7%           5.07         33.7%        479

Premium on the 30 day-average share price of Mars. Assuming an Exchange Rate $/(EURO) of 0.95 and a share price of EURO 200.00 for
Milky Way

                             Exchange
                               Rate
                             ($/EURO)
                             --------

                                0.80         9.6%          12.1%          6.1%          9.7%           4.98         31.1%        542
                                0.90         8.0%          10.2%          4.5%          7.7%           5.07         33.3%        482
                                1.00         6.6%           8.6%          3.2%          6.1%           5.16         35.4%        433
                                1.10         5.6%           7.5%          2.3%          5.0%           5.27         37.7%        394

Assuming a cash offer of $ 24.44 per Mars share (Jan 17) and a share price of (EURO)200.00 for Milky Way

                           Milky Way
                          Share Price
                          -----------

                              190            6.8%           8.9%          3.4%          6.5%           5.12         34.5%        456
                              195            7.0%           9.1%          3.7%          6.7%           5.12         34.4%        456
                              200            7.2%           9.3%          3.8%          6.9%           5.12         34.3%        456
                              205            7.4%           9.5%          4.0%          7.0%           5.11         34.3%        456
                              210            7.6%           9.7%          4.2%          7.2%           5.11         34.2%        456


Assuming a cash offer of $ 24.44 per Mars share (Jan 17) and an Exchange Rate $/(EURO) of 0.95



[MS4]

Summary of Transactions Impact

Mars Only


         Key Assumptions      Transaction Date:                                               June 1st 2001
                              Price paid per Mars share (Jan 17 price):                             $ 24.44
                              Total Mars deal consideration (include fees):                         $ 867 m
                              Exchange Rate ($/Euro):                                                0.9500
                              Milky Way Share price:                                            Euro 200.00
                              Equity Raised:                                                     Euro 456 m
                              Ammend Mars existing debt, refinance with Euro 1bn bond



         -----------------------------------------
         Net Income                 2002                  316
         before goodwill            2003                  404
         -----------------------------------------
         EPS Accretion              2002                  7.2%
         before gwill               2003                  9.3%
         -----------------------------------------
         Net Income                 2002                  272
                                    2003                  360
         -----------------------------------------
         EPS Accretion             2002                   3.8%

                                   2003                   6.9%
         -----------------------------------------
         Cumulative Net Income
                                             2002         272
                                             2003         632
                                             2004         1011
                                             2005         1420

------------------------------------------
FFO / Net Debt (%)
                                    2001A                   25%
                                     2002                   34%
                                     2003                   51%
                                     2004                   66%
                                     2005                  100%
------------------------------------------
EBITDA/Net Interest
Expense (x)                         2001A                  5.1
                                     2002                  5.1
                                     2003                  6.4
                                     2004                  7.1
                                     2005                  7.8
------------------------------------------



Note: EPS pre-goodwill includes amortization of fees. Amortization schedule varies depending on the fee nature between 5 and 7 years. Assuming shares bought back in the market to cover Mars option rolled over, with estimated Milky Way price based on a constant P/E multiple

Treatment of Mars Stock Options



Plan

o    In-the-money, vested stock options: cash out at spread value

o    All other options: roll-over into Milky Way options

Rationale

o Treats holders of in-the-money vested options on the same basis as public shareholders

o Maintains continuity of incentives for holders of unvested and out-of-the-money options

Execution

o Avoid filing of US GAAP-reconciled financials in the interim period between deal closing and US listing by temporarily freezing exercise of options

o To avoid employee morale issues, the goal should be to complete a US listing as soon as possible, and in any case no later than December 2001

Cost / Impact

o    $29.5m for the cash out of 3.3m vested in the money options

o Rollover of all other options into 573,311 Milky Way options, representing about 1.6% of Milky Way 2001 average basic number of shares

o    Share buy back to cover impact of further dilution of control

     o Buyback of Milky Way shares over the next four years (up to 2004) to prevent further dilution of control of Bellon SA from the exercise of rolled over options (bought back shares considered as still outstanding in assets)

     o Price of buyback at projected Milky Way share price, estimated by applying 2001 P/E to next four years' earnings

     o Total cost of buy back of about (EURO)200m before option exercise proceeds, (EURO)100m after exercise proceeds

     o    Excludes any assumption for new options on an ongoing basis

Key Issues Relating to a US Listing

o    Key benefits of a US listing in the case of Milky Way

     o Single-stock based compensation mechanism, allowing Milky Way to have maximum flexibility in providing options and shares to US employees

     o Provide a better acquisition currency to support the group's expansion plans in the US

o    Timing, sequence

     o We would recommend proceeding with both the US listing and the equity/debt financing separately. We would not recommend listing the DPS's in the US as Milky Way's US investor base is very limited and would therefore prove to be very cumbersome and unnecessary from a demand standpoint

     o Note however that a US listing is a lengthy process which needs to be started as soon as possible; assuming the accounts are available, it can take approximately three months from start to finish

o    US listing vehicle for acquisition purposes

     o    We would recommend listing the holding/parent (Milky Way's ADRs):

          - The sole disadvantage seems to be the potential dilution at the Bellon level.

     o    The disadvantages of listing a subsidiary are numerous:

          - An IPO/US listing of one of Milky Way's main divisions would generally suffer from lack of visibility, investor interest and liquidity and would, as a result, have an impact on valuation, which in turn, would impact the effectiveness and scope of the acquisition currency;

     o Depending on the acquisition contemplated, financing structures will have to be put in place on an ad-hoc basis (e.g. does it make sense to float a subsidiary, do a reverse take-over, sell assets, issue preferred, issue a small amount of equity, reduce rating to BBB,...)

Mars Timetable
Preemptive Case

                              Jan        February         March           April              May           June            July
                            22  29    5  12  19  26   5  12 19  26   2  9  16  23  30   7  14  21  28   4  11  18 25   2  9 16 23 30
---------------------------
BUY OUT
Offer to Mars Board              X
Amend 13 D                       X
Send Offer Letter                X
Announce Offer made              X
Special Committee formed         X
Merger agreement signed /
Special Committee
Approval                                                                  X
Announce deal signed (1)                                                  X

Tender Offer
File tender offer                                                               X
Close tender offer                                                                       X
Closing                                                                                        X
Back end Merger                                                                                    X
------------------------------------------------------------------------------------------------------------------------------------
AA TENTATIVE TIMETABLE
Binding Bid                               X
Signing                                           X
Closing                                                        X
------------------------------------------------------------------------------------------------------------------------------------
DEBT FINANCING
Credit Rating
Call/Meeting with S&P      X
Visit to S&P                                  X
Documentation - Bank
Term sheet negotiations                XXXXXXX
Terms sheet finalized and                   XX
commitment signed
Negotiate Credit Agreement                             XXXXXX
Credit Agreement finalised and                              XXXX
signed
Documentation - Bond

Mars Timetable
Preemptive Case

                                    [CHART]

                               Jan       February          March           April              May           June           July
                            22  29   5  12  19  26   5  12  19  26   2  9  16  23  30   7  14  21  28   4  11  18 25   2  9 16 23 30
-------------------------
Prepare Prospectus and
Necessary Documentation                                              XXXXXXXXXXXX
Notify Stock Exchange                                                  XXXXXXXXXXXXXX
Marketing - Bank
Prepare Bank Book                    XXXXXXXXXXXXX
Mail Bank Book                                 XXX
Develop Bank Meeting
Presentation                               XXXXXXX
Bank Meeting
Presentation                                         XXX
Primary Syndication                       XXXXXXXX
General Syndication                                  XXXXXXXXXXXXX
Syndication Closes
(Funds available)                                               XX
Marketing - Bond
Prepare Sales Memo                                                         XXXXXXXXXX
Set-up Roadshow                                                                    XX
Roadshow                                                                                XX
Pricing                                                                                  XX
Signing and Closing                                                                        XX
------------------------------------------------------------------------------------------------------------------------------------
RIGHTS ISSUE
Due Diligence
Due Diligence on Milky Way                           XXXXXXXXXXXXXXXXXXXXXXXXXXX
Documentation
Drafting of "note d'operation"                         XXXXXXXXXXXXXXXXXXXXXXXXX
File documentation with COB                                          XX
COB Comments                                                           XX
Visa of COB                                                               XX
Marketing/Communication
Prepare Presentation Roadshow                                        XXXXXXXXXX
Pricing of DPS                                                            XX
Publication in BALO                                                       XX


Mars Timetable
Preemptive Case                     Jan     February         March          April            May           June              July
                                   -------------------------------------------------------------------------------------------------
                                   22 29  5 12  19 26   5  12  19  26   2  9  16  23 30   7 14  21 28   4  11 18 25   2  9  16 23 30
                                   -------------------------------------------------------------------------------------------------

Roadshow                                                                              X
Trading of DPS/ exercise of rights                                                    X X X
Centralisation, settlement                                                                   XXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
US GAAP financials ready                                                X

Drafting 20-F                                                           XXXXXXXXXXXXXXXXXXXXXX

Preliminary listing eligibility review                                       X

Confidentially file 20-F                                                                           X

Submit Preliminary listing application                                                                        X

Respond to SEC comments                                                                                              X

Submit signed lising application                                                                                            X

Resolve last open comments
20-F effective (end of August)                                                                                                    X
------------------------------------------------------------------------------------------------------------------------------------
HEDGING
Recommendation and execution of
pre-hedging                        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Adjustment of pre-hedging                                                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Hedging                                                                                                    XXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------

Mars

Shares Traded at Various Prices

         [Four graphs depicting the volume of Mars shares traded at various prices, over different time periods.

Graph 1 - Since 3/27/1998 - Daily Trading Volume from 3/27/1998 to 1/16/2001


Price Range                                                Volume (000)
-----------                                                ------------
10.00 - 11.99                                              4,785
12.00 - 13.99                                              4,151
14.00 - 15.99                                              7,887
16.00 - 17.99                                              9,440
18.00 - 19.99                                              5,877
20.00 - 21.99                                              4,687
22.00 - 23.99                                              4,965
24.00 - 25.99                                              5,257
26.00 - 27.99                                              13,365
28.00 - 29.99                                              9,011
30.00 - 31.99                                              3,336
32.00 - 32.69                                              669
Weighted Average Price:                              21.51
Total Volume for Period:                             73.4
Average Daily Trading Volume (a):                    92,897


Graph 2 - One Year - Daily Trading Volume from 1/17/2000 to 1/16/2001


Price Range                                                Volume (000)
-----------                                                ------------
10.00 - 10.99                                              842
11.00 - 11.99                                              3,798
12.00 - 12.99                                              1,118
13.00 - 13.99                                              421
14.00 - 14.99                                              1,914
15.00 - 15.99                                              461
16.00 - 16.99                                              2,837
17.00 - 17.99                                              1,136
18.00 - 18.99                                              782
19.00 - 19.99                                              263
20.00 - 20.99                                              1,721
21.00 - 21.99                                              1,196
22.00 - 23.00                                              579
Weighted Average Price:                              15.58
Total Volume for Period:                             17.1
Average Daily Trading Volume (a):                    65,139

Graph 3 - Since 3/27/2000 - Daily Trading Volume 3/27/2000 to 1/16/2001


Price Range                                                Volume (000)
-----------                                                ------------
12.00 - 12.99                                              201
13.00 - 13.99                                              369
14.00 - 14.99                                              1,914
15.00 - 15.99                                              461
16.00 - 16.99                                              2,837
17.00 - 17.99                                              1,136
18.00 - 18.99                                              782
19.00 - 19.99                                              263
20.00 - 20.99                                              1,721
21.00 - 21.99                                              1,196
22.00 - 23.00                                              579
Weighted Average Price:                              17.63
Total Volume for Period:                             11.5
Average Daily Trading Volume (a):                    54,049

Graph 4 - Three Months - Daily Trading Volume from 10/16/2000 to 1/16/2001

Price Range                                                Volume (000)
-----------                                                ------------
17.10 - 17.49                                              80
17.50 - 17.89                                              167
17.90 - 18.29
18.30 - 18.69                                              438
18.70 - 19.09                                              200
19.10 - 19.49                                              125
19.50 - 19.89
19.90 - 20.29                                              440
20.30 - 20.69                                              591
20.70 - 21.09                                              951
21.10 - 21.49                                              693
21.50 - 21.89                                              242
21.90 - 22.29                                              249
22.30 - 23.00                                              330
Weighted Average Price:                              20.52
Total Volume for Period:                             4.5
Average Daily Trading Volume (a):                    67,249

(a) Excludes first 7 trading days after IPO]

Mars
Shares Traded at Specific Prices

         [Graph depicting Mars shares traded as specified prices. This graph shows the daily trading volume of Mars shares as set forth below

Mars Shares Traded at Specific Prices - Daily Trading Volume from 3/1/2000 to 4/27/2000


Price Range                                                Volume (000)
-----------                                                ------------

10.50 - 10.89                                              415

10.90 - 11.29                                              1,073

11.30 - 11.69                                              1,172

11.70 - 12.09                                              120

12.10 - 12.49

12.50 - 12.89                                              133

12.90 - 13.29                                              74

13.30 - 13.69

13.70 - 14.09                                              143

14.10 - 14.49                                              355

14.50 - 14.89                                              548

14.90 - 15.30                                              373

Weighted Average Price:                     12.41
Total Volume for Period:                    4.4 mil.
Average Daily Trading Volume:               104,912]

Mars Top 25 US Institutional and Fund Shareholders  (a)      [GOLDMAN SACH LOGO]
(US Dollars)

        Institution or Fund                        Shares as of    Shareholder Since   % of Mars   % of Top 25    Weighted Avg.
                                                    9/1/2000                                                       Price(b)(c)
Transamerica Investment Management LLC              6,782,500          Mar-1998        10.72%       48.46%            $25
Goldman Sachs & Company                             1,800,000          Jun-2000         2.85%       12.86%            $15
Armstrong Shaw Associates, Inc.                     1,149,305          Jun-2000         1.82%        8.21%            $17
Massachusetts Financial Services                    1,135,236          Sep-1999         1.79%        8.11%            $16
Barclays Bank Plc                                     626,902          Mar-1998         0.99%        4.48%            $23
Vanguard Group, Inc.                                  430,471          Mar-1998         0.68%        3.08%            $19
Marshfield Associates                                 285,310          Mar-2000         0.45%        2.04%            $14
State Street Corporation                              237,816          Mar-1998         0.38%        1.70%            $20
Mellon Bank, N.A.                                     206,698          Mar-1998         0.33%        1.48%            $21
Deutsche Asset Management Americas                    181,556          Mar-1998         0.29%        1.30%            $21
College Retirement Equities Fund                      159,951          Mar-1998         0.25%        1.14%            $23
New York State Teachers' Retirement System            152,495          Jun-1998         0.24%        1.09%            $28
Charles Schwab Investment                             147,800          Mar-1999         0.23%        1.06%            $17
California Public Employees Retirement                142,425          Dec-1998         0.23%        1.02%            $23
Soros Fund Management, LLC                             97,200          Mar-2000         0.15%        0.69%            $12
Northern Trust Company                                 93,242          Mar-1998         0.15%        0.67%            $25
Batterymarch Financial Management                      89,500          Jun-1999         0.14%        0.64%            $17
California State Teacher's Retirement System           47,992          Mar-1998         0.08%        0.34%            $26
Merrill Lynch Investment Managers(NJ)                  43,767          Jun-2000         0.07%        0.31%            $15
Smith Barney Asset Management                          39,956          Jun-2000         0.06%        0.29%            $15
Florida State Board of Administration                  34,725          Jun-1998         0.05%        0.25%            $26
Northern Trust Global Investments                      32,331          Mar-1998         0.05%        0.23%            $19
General Motors Investment Management Corp.             30,000          Jun-2000         0.05%        0.21%            $15
World Asset Management                                 25,564          Jun-2000         0.04%        0.18%            $19
Chase Asset Management                                 23,071          Jun-1998         0.04%        0.16%            $26
-------------------------------------------------------------------------------------------------------------------------------
Total                                              13,995,813                          22.13%                         $21
Median                                                                                                                $19

Source: Carson
(a) Excludes European institutional and fund shareholders due to lack of quarterly transaction data for weighted average calculation.
(b) Assumes shares held at the time of the spinoff were purchased at 3/1998 average price.
(c) Assumes that the first shares purchased are the first sold.

Mars
Daily Common Stock Price History Since Inception

[This graph is a review of the historical closing market prices of the shares of MARS from the date of the formation of MARS on March 27, 1998 to January 16, 2001. During this period, shares of MARS traded at a high of $32.69 and a low of $10.31. Its closing market price on January 16, 2001 was $22.69, 13.2% below its initial price of $26.13.]

Mars vs. S&P 500 vs. Comparables
Daily Indexed Trading History Since Inception

[This graph is a comparison of the daily indexed trading history for shares of MARS, a composite comprised of Morrison Management Specialists, Inc. and ServiceMaster Company, and the S&P 500, since the formation of MARS on March 27, 1998 to January 16, 2001. The indexed trading price for shares of MARS on March 27, 1998 was $26.13 and on January 16, 2001 was $22.69. The indexed trading price for shares of MARS on the occurrence of the following events were as follows:

           Date      MARS Price  S&P 500       Composite                                     Event
                                   Price          Price
May 11, 1998           $27.00      $26.39        $26.40      MARS reports quarterly net income of $4 million and an increase in sales and profits of 4% and 9%, respectively, from the previous quarter.
December 22, 1998      $28.50      $23.79        $24.24      Net income up 58%, sales up 2% and operating profit up 11% from previous year.  EPS of $0.52 is lower than analysts expectations of
                                                             $0.84.
May 3, 1999            $22.94      $32.31        $25.58      Charles O'Dell resigns as CEO of MARS, Michel Landel named president, CEO and board member.  MARS reported decreased contract retention rates and sluggish sales growth.
November 3, 1999       $18.00      $32.31        $22.87      Lawrence E. Hyatt resigns as senior vice president and chief financial officer of MARS.
January 11, 2000       $12.69      $34.31        $22.96      Reported net income of $27.8 million down 2% from previous quarter and down 16% from previous year.  Sales for quarter increased 6.5%
                                                             from previous year.  Profit growth lagged sales growth due to higher labor and start-up costs for quarter.  EPS of $0.94 meets analysts expectations.
April 7, 2000          $13.75      $36.16        $26.08      Earnings up 5% and sales up 8% from previous quarter.
July 14, 2000          $16.88      $36.01        $28.75      3rd quarter earnings up 22% from previous quarter driven by double digit growth in operating profits in health care and corporate divisions.
October 19, 2000       $17.25      $33.12        $26.15      7 % rise in sales and 11% rise in earnings for fourth quarter.
                                                             First profitable fourth quarter since 1998.  EPS of $1.00 meets analysts expectations.
January 11, 2001       $21.75      $31.64        $30.61      Quarterly net income of $36 million, up 29% compared to same period previous year.  Sales up 6% and operating profit up 14% from previous year.]

Mars
Daily Common Stock Price History

[This graph is a review of the historical closing market prices for shares of MARS for the period from December 1, 1999 to January 16, 2001. During this period, shares of MARS traded at a high of $22.69 and a low of $10.31. Its closing market price on January 16, 2001 was $22.69, up 42.4% from its December 1, 1999 closing market price of $15.94.]

Comparables
Daily Indexed Common Stock Price History

[This graph offers a comparison of the daily indexed common stock price history for shares of MARS, S&P Pharmaceuticals, S&P Foods and Goldman Sachs Technologies indices for the period from March 27, 2000 to January 16, 2001. The indexed trading price for shares of MARS on March 27, 2000 was $100 and on January 16, 2001 was $189.06, +89.1% from March 27, 2000. The indexed trading price for shares comprising the S&P Pharmaceuticals Index on March 27, 2000 was $100.00 and on January 16, 2001 was $124.62, +24.6% from March 27, 2000. The indexed trading price for shares comprising the S&P Foods Index on March 27, 2000 was $100.00 and on January 16, 2001 was $137.08, +37.1% from March 27,
2000. The indexed trading price for shares comprising the GS Technologies Index on March 27, 2000 was $100.00 and on January 16, 2001 was $52.62, -47.4% from
March 27, 2000.]

Mars vs. ServiceMaster Co.
Daily Indexed Prices

[This graph is a review of the daily indexed common stock price history for shares of MARS and ServiceMaster Company for the period from December 1, 1999 to January 16, 2001. The indexed trading price for shares of MARS on December 1, 1999 was $100.00 and on January 16, 2001 was $142.35, +42.4% from December 1,
1999. The indexed trading price for shares of MARS on the occurrence of the following events were as follows:


           Date               MARS Price                                  Event
December 28, 1999               $86.67     MARS reports that EPS is expected to be 5% below analyst's estimates.
April 6, 2000                   $83.14     MARS reports an increase in earnings of 5% and sales of 8% from previous year.
July 13, 2000                  $105.88     MARS exceeds quarterly EPS estimates.
October 19, 2000               $108.24     MARS reports 7% rise in sales and 11% rise in earnings for fourth quarter.  First profitable fourth quarter since 1998. Expects EPS to grow in mid-teens and sales in 5% to 6% range.
January 11, 2001               $136.47     MARS reports quarterly net income of $36 million, up 29% from previous quarter.  Sales up 6% and operating profit up 14% from previous years.


The indexed trading price for shares of ServiceMaster Company on December 1, 1999 was $100.00 and on January 16, 2001 was $88.83, -11.2% from December 1,
1999. The indexed trading price for shares of ServiceMaster Company on the occurrence of the following events were as follows:


           Date              ServiceMaster Price                                 Event

January 25, 2000                   $111.65        ServiceMaster reports 18% increase in net income, 13% increase in
                                                  EPS and a revenue growth of 21% for the quarter.
April 25, 2000                     $103.40        ServiceMaster meets analysts expectations and reports 21% growth in revenues for quarter.
July 24, 2000                      $72.33         ServiceMaster reports lower than expected earnings and that second quarter performance is not up to plan.
October 2, 2000                    $67.96         ServiceMaster downgrades earnings estimates.
October 25, 2000                   $70.39         ServiceMaster meets modest analyst expectations and reports trouble digesting new acquisitions.]

Mars vs. Morrison Management
Daily Indexed Common Stock Price History

[This graph is a review of the daily indexed common stock price history for shares of MARS and Morrison Management Specialists for the period from March 27, 2000 to January 16, 2001. The indexed trading price for shares of MARS on March 27, 2000 was $100.00, trading, over the graphed period, at a high of $189.06 and a low of $100. The closing indexed stock price for shares of MARS on January 16, 2001 was $189.06, up 89.1% from March 27, 2000. The indexed stock price for shares of Morrison Management Specialists on March 27, 2000 was $100.00, trading, over the graphed period, at a high of $169.01 and a low of $98.64. The closing indexed stock price of Morrison Management Specialists on January 16, 2001 was $166.36, up 66.4% from March 27, 2000.]

Mars vs. ServiceMaster Co
Daily Indexed Prices

[This graph is a review of the daily indexed common stock price history for shares of MARS and ServiceMaster Company for the period from December 1, 1999 to January 16, 2001. The indexed trading price for shares of MARS on December 1, 1999 was $100.00 and on January 16, 2001 was $142.35, +42.4% from December 1,
1999. The indexed trading price for shares of MARS on the occurrence of the following events were as follows:


           Date               MARS Price                                  Event
December 28, 1999               $86.67     MARS reports that EPS is expected to be 5% below analyst's estimates.
April 6, 2000                   $83.14     MARS reports an increase in earnings of 5% and sales of 8% from previous year.
July 13, 2000                  $105.88     MARS exceeds quarterly EPS estimates.
October 19, 2000               $108.24     MARS reports 7% rise in sales and 11% rise in earnings for fourth quarter.  First profitable fourth quarter since 1998. Expects EPS to grow in mid-teens and sales in 5% to 6% range.
January 11, 2001               $136.47     MARS reports quarterly net income of $36 million, up 29% from previous quarter.  Sales up 6% and operating profit up 14% from previous years.


The indexed trading price for shares of ServiceMaster Company on December 1, 1999 was $100.00 and on January 16, 2001 was $88.83, -11.2% from December 1,
1999. The indexed trading price for shares of ServiceMaster Company on the occurrence of the following events were as follows:


           Date              ServiceMaster Price                                 Event
January 25, 2000                   $111.65        ServiceMaster reports 18% increase in net income, 13% increase in
                                                  EPS and revenue growth of 21% for the quarter.
April 25, 2000                     $103.40        ServiceMaster meets analysts expectations and reports 21% growth in revenues for quarter.
July 24, 2000                      $72.33         ServiceMaster reports lower than expected earnings and that second quarter performance is not up to plan.
October 2, 2000                    $67.96         ServiceMaster downgrades earnings estimates.
October 25, 2000                   $70.39         ServiceMaster meets modest analyst expectations and reports trouble digesting new acquisitions.]


Mars vs. ServiceMaster Company
Daily Indexed Common Stock Price History

[This graph is a review of the daily indexed common stock price history for shares of MARS and ServiceMaster Company for the period from March 27, 2000 to January 16, 2001. The indexed trading price for shares of MARS on March 27, 2000 was $100.00, trading, over the graphed period, at a high of $189.06 and a low of $100.00. The closing indexed stock price for shares of MARS on January 16, 2001 was $189.06, up 89.1% from March 27, 2000. The indexed stock price for shares of ServiceMaster Company on March 27, 2000 was $100.00, trading, over the graphed period, at a high of $115.95 and a low of $74.46. The closing indexed stock price of ServiceMaster Company on January 16, 2001 was $97.34, down 2.7% from March 27, 2000.]

Catering and Business Services Companies
Public Market Valuation                                   [GOLDMAN SACHS LOGO]
(US Dollars in Millions, except per share amounts)

                                      1         2           3           4        5       6        7        8          9
                                                                             Market Value - January 17, 2001
                                   % of 52     Equity     Enterprise         Revenue                      EBIT
                                    Wk High   Market Cap    Value    CY 2000  CY 2001  CY 2002   CY 2000  CY 2001  CY 2002
Company

Europe
------
Milky Way                               97%   $ 6,389     $ 8,009      0.8 x    0.7 x    0.7 x    16.0 x   14.6 x    13.1 x


Concession
----------
Autogrill Spa                           92%     3,011       4,003      1.4      1.3      1.2      32.4     27.9      23.8


50/50  Concession and Contract
------------------------------
Groupe Elior                            95%     1,408       1,875      1.1      1.0      0.9      21.9     18.8      16.7


Contract
--------
Compass Hospitality (a)                 90%    16,364      21,297      1.8      1.6      1.5      14.9     13.8      12.4
International Service System A/S        90%     2,838       3,362      0.9      0.8      0.8      34.7     27.6      23.9


European Mean (b)                       92%                            1.3 x    1.2 x    1.1 x    26.0 x   22.0 x    19.2 x


European Median (b)                     91%                            1.2 x    1.1 x    1.1 x    27.1 x   23.2 x    20.3 x


U.S.A
-----
Mars (c)                               100%   $ 1,566     $ 2,515      0.5 x    0.5 x     0.5 x   12.4 x   11.2 x    10.0 x


Morrison Management                     94%       467         521      0.6      0.5       0.5     16.3     13.3      11.4
   Specialists, Inc. (d)

Servicemaster Company
                                        80%     3,555       5,398      0.9      0.9       0.8     12.0     10.9       9.6

                                      10       11      12          13
                                                               CY-2000 PE/
                                                                  5-year
                                                                  Growth
Company                             CY 2001  CY 2002  CY2002

Europe
------
Milky Way                             53.4 x   31.0 x  28.0 x       2.8 x


Concession
----------
Autogrill Spa                        318.0     70.7    45.4        13.8


50/50  Concession and Contract
------------------------------
Groupe Elior                          51.6     25.0    24.7         3.4


Contract
--------
Compass Hospitality (a)               20.5     18.4    16.1         1.6
International Service System A/S      85.8     54.9    38.8         5.7


European Mean (b)                     52.6     32.8 x  26.5 x       3.6 x

European Median (b)                   51.6     25.0 x  24.7 x       3.4 x

U.S.A
-----
Mars (c)                              22.9     18.7x   15.3 x       1.6

Morrison Management
   Specialists, Inc. (d)              24.9     20.0    17.1         1.4

Servicemaster Company                 18.7     17.5    14.7         1.6

Source:  1999 Annual Report and 2000 Research Reports
(a) Granada Compass without Granada Media
(b) Excludes Milky Way EPS mean and median calculations excludes Autogrill Spa
(c) 2000-02 EPS based on HSBC estimates Long-term EPS growth based on IBES estimates
(d) Reflects an assumption that all contracts are accounted for on a profit and loss basis. The revenue multiplies based on GAAp revenue figures are 1 1x in CY 2000, 0.9x in CY 2001 and 0.8 in CY 2002

Catering and Business Services Companies                [GOLDMAN SACHS LOGO]
Operating Statistics

                                        1        2          3       4         5       6           7        8       9      10
                                                              Growth                                        Margins
                                         Revenue               EBIT             EPS                  EBIT          Net Income
                                      CY 2001   CY 2002   CY 2001  CY 2002  CY 2001  CY2002     CY 200  CY 2001  CY 2000  CY 2001
Europe
------
Milky Way                               6.3%     10.6%      9.5%    11.9%    72.5%   10.6%       5.0%     5.1%      1.2%     1.9%


Concession
----------
Autogrill Spa                           8.6%      8.6%     15.8%    17.5%   350.0%   55.6%       4.4%     4.7%      0.3%     1.4%


50/50 Concession and Contract
-----------------------------
Groupe Elior                            9.6%      8.3%     16.3%    12.6%   106.4%    1.3%       4.9%     5.2%      1.6%     2.9%


Contract
--------
Compass Hospitality (a)                 6.8%      7.5%      7.9%    11.4%    11.6%   14.6%      11.8%    11.9%      6.6%     6.9%
International Service System A/S       12.7%      6.2%     26.0%    15.2%    56.1%   41.8%       2.7%     3.0%      0.9%     1.3%

European Mean (b)                       9.4%      7.6%     16.5%    14.2%    58.0%   19.2%       5.9%     6.2%      2.3%     3.1%
European Median (b)                     9.1%      7.9%     16.0%    13.9%    56.1%   14.6%       4.6%     4.9%      1.2%     2.2%


U.S.A
-----
Mars (c)                                4.3%      8.0%     10.4%    12.3%    22.5%   21.9%       4.2%     4.5%      1.4%     1.7%

Morrison Management
  Specialists, Inc. (d)                13.2%     15.7%     22.5%    16.8%    24.4%   17.2%       3.8%     4.1%      2.2%     2.4%
Servicemaster Company                   4.4%      6.3%     10.6%    13.5%     6.3%   19.4%       7.4%     7.9%      3.2%     3.2%
Servicemaster Management
  Services (e)                          1.0%      1.0%     -4.5%     7.8%     N.A.    N.A.       3.6%     3.4%      N.A.     N.A.

                                         11           12
                                       Net Debt/
                                        Market     Long-term
                                        Equity     EPS Growth
Europe
------
Milky Way                                25.4%        19.3%


Concession
----------
Autogrill Spa                            33.0%        23.0%


50/50 Concession and Contract
-----------------------------
Groupe Elior                             33.1%        15.3%


Contract
--------
Compass Hospitality (a)                  30.1%        12.5%
International Service System A/S         18.5%        15.0%

European Mean (b)                        28.7%        16.5%
European Median (b)                      31.6%        15.2%


U.S.A
-----
Mars (c)                                 60.6%        14.5%

Morrison Management
  Specialists, Inc. (d)                  11.6%        18.0%
Servicemaster Company                    51.8%        12.0%
Servicemaster Management
  Services (e)                            N.A.         N.A.

Source: 1999 Annual Report and 2000 Research Reports
(a) Granada Compass without Granada Media Long-term EPS growth estimates are for 2000-02. Morgan Stanley Dean Witter estimates 2000-05 EPS growth of 10%.
(b) Excludes Milky Way EPS ,mean and median calculations excludes Autogril Spa
(c) 2001-02 EPs based on HSBc estimates. Long-term EPs growth based on IBES estimates.
(d) Reflects an assumption that all contracts are accounted for on a profit and loss basis The EBIT margins based on GAAP revenue figures are 6.4% in CY 2000 and 68% in CY 2001.
(e) Based on Morgan Stanley Dean Witter estimates.

Analysis of Premiums in Acquisition Transactions          [GOLDMAN SACHS LOGO]
Involving Insiders

                     Minority Buyouts (a)  (>$100m)                               Control Buyouts (b)  (>$100m)
                 Number in      Initial      Final                         Number in        Initial           Final
                  Sample        Premium     Premium                         Sample          Premium          Premium
                                (c)(e)      (d)(e)                                          (c)(e)           (d)(e)
Stock Only         17             0.4%       18.3%          Stock Only        1              21.2%            28.9%
Cash Only          60             7.1%       20.7%          Cash Only         4              19.6%            27.6%
Mix                7              6.9% (f)    7.2% (f)      Mix               1               2.2%             5.8%
All                84             5.4%       19.6%          All               6              13.8%            25.7%

(a) Acquiror had more than 50% ownership prior to transaction. Period 6/1989 - 5/2000.
(b) Acquiror has less than 50% ownership prior to transaction. Period 3/1995 - 11/1999.
(c) Initial premiums were found by calculating the percentage difference between the earliest mentioned offer price and the undisturbed target stock price. Source Company filings and public information.
(d) Final premiums were found by calculating the percentage difference between the consideration ultimately paid and the undisturbed target stock price. Source Company filings and public information.

Analysis at Various Prices for Mars                         [GOLDMAN SACHS LOGO]
(US Dollars in millions, except for per share data)

Premium to Market Price                                             0.0%       5.0%         10.0%           15.0%           20.0%
Purchase Price Per Share ($)(a)                                   24.44      25.66         26.88           28.11           29.33

Equity Consideration - Basic ($) (a)                            1,545.9    1,623.2       1,700.5         1,777.8         1,855.1
Equity Consideration - Options (b)                                 28.9       36.8          44.7            52.7            60.6
                                                                -------    -------       -------         -------         -------
Equity Consideration - Diluted ($) (b)(c)                       1,574.8    1,660.0       1,745.3         1,830.5         1,915.7
Net Debt (d)                                                      949.0      949.0         949.0           949.0           949.0
Enterprise Value (d)                                            2,523.8    2,609.0       2,694.3         2,779.5         2,864.7

Enterprise Value / Sales (e)              CY 2000E     4,798.7      0.5 x      0.5 x         0.6 x           0.6 x           0.6 x
                                          CY 2001E     5,004.7      0.5        0.5           0.5             0.6             0.6
                                          CY 2002E     5,407.3      0.5        0.5           0.5             0.5             0.5

Enterprise Value / EBIT (e)               CY 2000E       202.9     12.4 x     12.9 x        13.3 x          13.7 x          14.1 x
                                          CY 2001E       224.0     11.3       11.6          12.0            12.4            12.8
                                          CY 2002E       251.6     10.0       10.4          10.7            11.0            11.4

Eq. Cons. - Diluted / Net Income (e)      CY 2000E        68.3     23.0 x     24.3 x        25.5 x          26.8 x          28.0 x
                                          CY 2001E        83.7     18.8       19.8          20.9            21.9            22.9
                                          CY 2002E       102.1     15.4       16.3          17.1            17.9            18.8

Premium to Trading Averages (f)      Prior 30 days        21.5       14%        20%           25%             31%             37%
                                     Prior 60 days        21.1       16%        22%           27%             33%             39%
                                     Prior 90 days        20.3       20%        26%           32%             38%             44%
                                    Prior 180 days        18.4       33%        39%           46%             53%             59%

(a) Stock price as of January 17, 2001 ($) = 24.44
(b) Assumes 63.3 million basic shares outstanding as of December 1, 2000.
(c) Assumes exercise of 6.5 million options outstanding with a weighted average strike price of $20.00. Assumes options outstanding are not tax-deductible.
(d) Assumes net debt of $949.0 million as of December 1, 2000 as per 10-Q.
(e) Estimates as per HSBC Analyst Report dated August 29, 2000.
(f) Based on calendar days.

Summary of Selected Transactions in the Catering Industry (a)
(Dollars in Millions)                                       [GOLDMAN SACHS LOGO]

                                                                                                            Levered        Levered
Announcement                                                                        Total Transaction     Multiple of    Multiple of
    Date                  Acquiror/Target                             Equity Value       Value             LTM Sales      LTM EBIT
               ---------------------------------------------------
                          North American Transactions
               ---------------------------------------------------
               Concession
               ----------
03/30/00       Aramark (US) / Ogden (US) (b)                             225                 236               0.6            N.A.

07/26/99       Autogrill Spa (Italy) / Host Marriott Services (US)       547                 948               0.7           15.5

06/03/98       Compass Group (UK) / Restaurant Associates Ind. (US)       88                  88               N.A.          23.6

               Contract
               --------
11/03/00       Granada Compass (UK) / Beaver Foods (Canada)              N.A.            $    98               0.5x           N.A.

09/30/97       Sodexho Marriott Services (US) / Marriott Management
               Services (US)                                             610               2,054               0.6           13.2

05/27/97       Compass Group (UK) / Daka International (US)              194                194               0.48            N.A.

08/23/96       Compass Group (UK) / Service America Corp (US)            N.A.               115                0.3            N.A.

04/27/94       Compass Group (UK) / Canteen Corp (US)                    450                470                0.5           12.4
                                                                        ------------------------------------------------------------
                                                                        US Median                             0.50 x        14.35 x

                                                                        US Arithmetic Mean                    0.53          16.18
                                                                        ------------------------------------------------------------
                                                                        US Harmonic Mean                      0.49          15.19
                                                                        ------------------------------------------------------------
               ---------------------------------------------------
                           European Transactions
               ---------------------------------------------------
               Contract
               --------
05/17/00       Granada Group (UK) / Compass Group (UK)                 8,089              9,681                1.3 x         23.7 x

10/02/99       Compass Group (UK) / P&O Australia                        N.A.                90                0.6            N.A.

07/23/97       Compass Group (UK) / SHRM (France)                        380                380                0.6           14.5

04/17/96       Compass Group (UK) / Eurest France (France)               205                305                0.5           12.2

12/29/95       Sodexho (France) / Partena (Sweden)                       143                176                0.5           11.1

07/06/95       Compass Group (UK) / Eurest International (France)        850                810                0.8            N.A.

02/01/95       Sodexho (France) / Gardner Merchant (UK)                  927              1,215                0.6           11.7

03/24/93       Granada (UK) / Sutcliffe Catering (UK)                    584                600                0.7           12.4
                                                                        ------------------------------------------------------------
                                                                        European Median                       0.60 x        12.30 x

                                                                        European Arithmetic Mean              0.70          14.27
                                                                        ------------------------------------------------------------
                                                                        European Harmonic Mean                0.64          13.35
                                                                        ------------------------------------------------------------
               ---------------------------------------------------                        ------------------------------------------
                         Europe + US Transactions                                         Median              0.60 x        12.80 x
               ---------------------------------------------------
                                                                                          Arithmetic Mean     0.62          15.03
                                                                                          ------------------------------------------
                                                                                          Harmonic Mean       0.56          14.03
                                                                                          ------------------------------------------
                                                                                          Low                 0.30          11.10

                                                                                          High                1.30          23.70
                                                                                          ------------------------------------------
               ----------------------------------------------                             ------------------------------------------
                    Compass/Morrison Deal Comparison (c)                                  Harmonic Mean       0.56 x        14.40 x
               ----------------------------------------------
                                                                                          Low                 0.35          10.00

                                                                                          High                1.37          23.40
                                                                                          ------------------------------------------

                                                                                        Unlevered
                                                                      Leveraged        Multiple of
Announcement                                                         Multiple of        LTM Net       Comments
    Date                      Acquiror/Target                        LTM EBITDA         Income
               ----------------------------------------------
                          North American Transactions
               ----------------------------------------------
               Concession
               ----------
03/30/00       Aramark (US) / Ogden (US) (b)                              6.8              N.A.     Cash

07/26/99       Autogrill Spa (Italy) / Host Marriott Services (US)        7.5             22.7      Cash

06/03/98       Compass Group (UK) / Restaurant Associates Ind. (US)      13.3              N.A      Cash

               Contract
               --------
11/03/00       Granada Compass (UK) / Beaver Foods (Canada)               N.A.             N.A      Cash

09/30/97       Sodexho Marriott Services (US) / Marriott Management      10.6              N.A      Marriott Management Services was
               Services (US)                                                                        split from Marriott
                                                                                                    International and merged with
                                                                                                    Sodexho North America operations
                                                                                                    forming SMS

05/27/97       Compass Group (UK) / Daka International (US)              10.8              N.A      Cash

08/23/96       Compass Group (UK) / Service America Corp (US)             N.A.             N.A      Mixed: Cash and Stock Cash

04/27/94       Compass Group (UK) / Canteen Corp (US)                     N.A.            19.8      Cash
                                                                     -----------------------------
                                                                        10.60 x          21.25 x

                                                                         9.80            21.25
                                                                     -----------------------------
                                                                         9.22            21.15
                                                                     -----------------------------
               ---------------------------------------------------
                           European Transactions
               ---------------------------------------------------
               Contract
               --------
05/17/00       Granada Group (UK) / Compass Group (UK)                   18.9 x            N.A      Stock swap transaction

10/02/99       Compass Group (UK) / P&O Australia                         N.A.             N.A      Cash

07/23/97       Compass Group (UK) / SHRM (France)                         N.A.             N.A      Cash

04/17/96       Compass Group (UK) / Eurest France (France)                N.A.            20.5      Cash

12/29/95       Sodexho (France) / Partena (Sweden)                        8.6             23.1      Cash

07/06/95       Compass Group (UK) / Eurest International (France)         N.A.             N.A      Mixed: 50% cash/ 50% stock

02/01/95       Sodexho (France) / Gardner Merchant (UK)                  10.8             35.9      Cash

03/24/93       Granada (UK) / Sutcliffe Catering (UK)                     N.A.             N.A      Cash
                                                                     -----------------------------
                                                                        10.80            23.10 x

                                                                        12.77            26.50
                                                                     -----------------------------
                                                                        11.46            25.02
                                                                     -----------------------------
               ---------------------------------------------------   -----------------------------
                         Europe + US Transactions                       10.70 x          22.07 x
               ---------------------------------------------------
                                                                        10.91            24.40
                                                                     -----------------------------
                                                                         9.95            23.31
                                                                     -----------------------------
                                                                         6.80            19.80

                                                                        18.90            35.90
                                                                     -----------------------------
               ---------------------------------------------------   -----------------------------
                    Compass/Morrison Deal Comparison (c)                 8.90 x          23.80 x
               ---------------------------------------------------
                                                                         7.20            18.10

                                                                        12.20            39.30
                                                                     -----------------------------

(a) Excludes in-flight catering transactions.
(b) Multiples based on 2000E projected numbers excluding 2 properties, Anaheim and Corel Center. Based on sales of $395mm and EBITDA of $34.6mm.
(c) Source: Morrison 14D-9 dated 2/16/2001.

Comparison of Selected Buyouts of Public Majority           [GOLDMAN SACHS LOGO]
Shareholders

                                                                                                              Initial
                                                         Date of                             52 Week          Premium
             Acquiring Company/       Undisturbed      Undisturbed        Date of           High Prior to     Over 52
 Date        Acquired Company         Stock Price      Stock Price       Announcement          Ann.           Week High
11/1999      Three Cities Research      $ 7.25          11/19/99          11/22/99            $  8.12         17.0%
             Garden Ridge Corp.

 6/1999      Merck (a)                  $27.88            6/7/99            6/8/99            $ 31.50         17.5%
             VWR

 7/1997      Fujitsu (c)                 10.13           7/25/97           7/30/97              13.63        -22.4%
             Amdahl

 2/1999      Delta                       31.94           2/15/99           2/16/99              50.00        -32.0%
             ASA (b)

 3/1995      Union/Pacific               24.88            3/6/95           3/10/95              27.75         22.5%
             Chicago & North Western
----------------------------------------------------------------------------------------------------------------------
Low (h)                                                                                                      -32.0%
Mean (h)                                                                                                      -3.6%
Median (h)                                                                                                    -2.5%
High (h)                                                                                                      22.5%
----------------------------------------------------------------------------------------------------------------------

                Inside                        Final Aggregate
               Ownership                      Consideration For                  Initial Premium                 Final Premium
              Before the     Consideration    Amount Acquired      Initial Bid     Over Undist.      Final Bid    Over Undist.
Date         Transaction         type           ($millions)         Per Share      Stock Price       Per Share    Stock Price
11/1999       29.3%             Cash          $  144.4              $  9.50          31.0%           $ 11.50        58.6%


 6/1999       49.9%             Cash          $  575.0              $ 37.00          32.7%           $ 37.00        32.7%


 7/1997       42.0%             Cash             910.0                10.57           4.4%             12.40        22.5%


 2/1999       29.0%             Cash             700.0                34.00           6.5%             34.00         6.5%


 3/1995       28.8%             Cash           1,200.0                34.00          36.7%             35.00        40.7%
----------------------------------------------------------------------------------------------------------------------------
Low (h)       28.8%              4.0                                $ 10.57           4.4%                           6.5%
Mean (h)      37.4%                                                 $ 28.89          20.1%                          25.6%
Median (h)    35.5%                                                 $ 34.00          19.6%                          27.6%
High (h)      49.9%                                                 $ 37.00          36.7%                          40.7%
----------------------------------------------------------------------------------------------------------------------------

                     Percent              Special              Buyer
                    Increase             Committee          Representation
Date                in Offer             Appointed            on Board
11/1999                 21.1%               Yes              1 out of 7 Directors(d)


 6/1999                  0.0%               Yes              5 out of 11 Directors


 7/1997                 17.3%               Yes              3 out of 10 Directors (f)


 2/1999                  0.0%                No              0 out of 7 Directors (e)


 3/1995                  2.9%                No              1 out of 7 Directors
------------------------------------------------------------------------------------------
Low (h)
Mean (h)
Median (h)
High (h)
------------------------------------------------------------------------------------------


(a) Discussions between Merck and VWR management occurred for some time before the offer was made and the transaction was publicly announced.
(b) Delta was already renegotiating its Connection agreement with ASA. This information was not public and would have depressed ASA's stock price.
(c) Fujitsu increased its final bid from $12.00 to $12.40 when it settled a lawsuit filed by dissenting shareholders who argued that Fujitsu underpaid for Amdahl.
(d) The change in premium was calculated by taking the difference between the offer price based on the old exchange rate (1.34 shares) and the offer price based on the new exchange rate (1.425 shares) on the day Vons' board approved the transaction.
(e) As long as Delta maintained 10% ownership of ASA, it was permitted to fill 2 Directors positions. When the last Delta appointed Director retired, Delta chose not to appoint anyone to replace him.
(f) J. Sidney Webb, a Vons Director, was the former president of a joint venture between TRW and Fujitsu. Because Mr. Webb spent most of his career at TRW, he is not considered a Fujitsu representative.
(g) Three Cities Research Inc. held only one board seat, yet three additional board members were affiliated with various Three Cities Research Inc. companies.
(h)  Excludes Three Cities Research Inc acquisition of Garden Ridge Corp.

Comparison of Selected Buyouts of Public Majority                 [GOLDMAN SACHS
Shareholders                                                          LOGO]

                                  Stock                              Initial       Inside       Consideration         Aggregate
                                Price One                52 Week     Premium      Ownership          Type         Consideration For
          Acquiring Company/    Day Prior      Date     High Prior   Over 52     Before the                        Amount Acquired
 Date     Acquired Company       to Ann.      of Ann.    to Ann.    Week High    Transaction                           (000's)
 5/2000 Total Fina Elf SA       $ 169.29     5/25/2000    $99.25      90.5%         95.6%           Stock            $ 2,327,00
        Elf Aquitaine SA

 5/2000 TietoEnator Oyj Abp        33.50     5/15/2000     45.61       1.3          55.7            Stock               262,900
        Entra Data AB

 5/2000 Fiat SpA (a)                4.04      5/5/2000     14.94       0.0          70.0             Cash               444,900
        Magnetti Marelli SpA

 5/2000 Fiat SpA                   11.79      5/5/2000     15.25      (5.8)         75.0             Cash               355,700
        Toro Assicurazioni SpA

 4/2000 Banco Santaander           13.27     4/19/2001      4.26       NA           70.7             Cash               132,700
        Central Hispano
        Credital Predial
        Portugues, S.A.

 4/2000 Taylor Woodrow PLC          5.15      4/7/2000      7.52       NA           55.0             Cash               142,200
        Monarch Development
        Corporation

 3/2000 Hartford Financial         42.56     3/27/2000     55.00     (20.0)         81.5             Cash             1,324,600
        Services Group Inc
        Hartford Life Inc.

 3/2000 Security Capital Group      2.75     3/23/2000      5.13     (33.7)         87.0             Cash               156,800
        Inc.
        Homestead Village Inc.

 3/2000 Citigroup Inc.             33.69     3/21/2000     41.88      (0.9)         85.0             Cash             2,449,300
        Travelers Property
        Casualty

 3/2000 Spotless Group Limited      0.73     3/16/2000      1.05     (10.6)         67.0            Stock               101,700
        Spotless Services
        Limited

 3/2000 Israel Chemicals            4.09      3/7/2000      4.40       2.2          89.2             Cash               143,900
        Limited
        Dead Sea Works Limited

 3/2000 Linde AG                   42.38      3/3/2000     55.30      44.7          65.0             Cash               205,500
        WA Hoek's Machine

 1/2000 Thermo Instruments         18.50     1/31/2000     26.25       6.7          84.0             Cash               167,900
        Systems Inc
        Thermo BioAnalysis
        Corporation

 1/2000 Corp Mafre SA              27.03     1/25/2000     23.80      37.1          68.8             Cash               325,600
        Mapfre Vida Seguros

 1/2000 Snia-BPD SpA                2.99     1/10/2000      4.66     (27.9)         75.0          Cash/Stock            128,500
        Sorin Biomedica SpA

 1/2000 Telefonica SA               2.81     1/13/2000      3.97       NA           51.8            Stock             4,066,100
        Telefonica Argentina SA

11/1999 Alcoa Inc. /               14.06    11/13/1999     20.31     (16.3)         84.6             Cash               261,800
        Howmet International

                                                Initial Premium                 Final Premium     Percent
          Acquiring Company/     Initial Bid      Over Market     Final Bid      Over Market      Increase
 Date     Acquired Company        Per Share          Price        Per Share         Price         in Offer
 5/2000 Total Fina Elf SA         $ 189.03           11.7%         $ 189.03         11.7%           0.0%
        Elf Aquitaine SA

 5/2000 TietoEnator Oyj Abp          46.19           37.9             46.19         37.9            0.0
        Entra Data AB

 5/2000 Fiat SpA (a)                  4.94           22.2              4.94         22.2            0.1
        Magnetti Marelli SpA

 5/2000 Fiat SpA                     14.36           21.8             14.36         21.8            0.0
        Toro Assicurazioni SpA

 4/2000 Banco Santaander               NA             NA              13.67          3.0             NA
        Central Hispano
        Credital Predial
        Portugues, S.A.

 4/2000 Taylor Woodrow PLC             NA             NA               7.72         50.0            18.7
        Monarch Development
        Corporation

 3/2000 Hartford Financial           44.00            3.4             50.50         18.7            14.8
        Services Group Inc
        Hartford Life Inc.

 3/2000 Security Capital Group        3.40           23.6              4.10         49.1            20.6
        Inc.
        Homestead Village Inc.

 3/2000 Citigroup Inc.               41.50           23.2             41.95         24.5            1.1
        Travelers Property
        Casualty

 3/2000 Spotless Group Limited        0.94           28.8              0.94         29.3            0.0
        Spotless Services
        Limited

 3/2000 Israel Chemicals              4.50            9.9              4.50          9.9            0.1
        Limited
        Dead Sea Works Limited

 3/2000 Linde AG                     80.05           88.9             80.05          6.7            0.0
        WA Hoek's Machine

 1/2000 Thermo Instruments           28.00           51.4             28.00         51.4            0.0
        Thermo BioAnalysis
        Corporation

 1/2000 Corp Mafre SA                32.64           20.7             32.64         20.7            0.0
        Mapfre Vida Seguros

 1/2000 Snia-BPD SpA
        Sorin Biomedica SpA           3.36           12.4              3.36          3.0           (0.1)

 1/2000 Telefonica SA                   NA            NA               3.94         40.0             NA
        Telefonica Argentina SA

11/1999 Alcoa Inc. /                 17.00           20.9             21.00         49.3           23.5
        Howmet International

(1) Aggregate consideration offer both ordinary shares and preference shares. Offered $ 10.77 per preference share.

Comparison of Selected Buyouts of Public Majority                 [GOLDMAN SACHS
Shareholders                                                          LOGO]


                                  Stock                                Initial       Inside      Consideration         Aggregate
                                Price One                 52 Week      Premium      Ownership        Type          Consideration For
          Acquiring Company/    Day Prior       Date     High Prior    Over 52     Before the                       Amount Acquired
 Date     Acquired Company       to Ann.       of Ann.     to Ann.    Week High    Transaction                          (000's)
11/1999 Amway Corporation /        9.39      11/15/1999    12.99        (1.5)         76.7           Cash                476,844
        Amway Japan

11/1999 Amway Corporation /       11.75      11/15/1999    14.44         4.2          84.9           Cash                153,000
        Amway Asia Pacific

 9/1999 Hoechst AG /              12.91       5/19/1999    19.31       (12.3)         56.2           Cash                329,200
        Celanese Canada Inc

 8/1999 Worldcast(UBS             46.39       4/16/1999    67.66         N.A.         95.4           Cash                263,800
        Capital) /
        Groupe Valfond

 8/1999 Investor Group /          15.00       7/19/1999    15.00         N.A.         90.0           Cash                151,000
        Nortel Inversora SA

 7/1999 Total SA /               573.87        6/9/1999    629.07        N.A.         98.7           Stock               129,200
        Petrofina SA

 7/1999 Viacom Inc(Natl            9.00       3/21/1999     9.56        (5.9)         80.9           Cash                191,600
        Amusements) /
        Spelling
        Entertainment Group

 6/1999 Roche Holding AG /        86.81        6/3/1999    88.63        (2.0)         67.0           Cash              4,818,000
        Genentech Inc

 5/1999 Global TeleSystems       199.11       4/14/1992   218.87         N.A.         52.5           Cash                189,800
        Group Inc /
        Omnicom

 4/1999 Endesa SA /               13.33       11/5/1998    13.97        (2.3)         75.0       Cash/ Stock           1,019,300
        Cia Sevillana de
        Electricidad

 4/1999 Endesa SA /               38.72       11/5/1998    46.51       (10.9)         87.6       Cash/ Stock             102,700
        Electra de Viesgo
        SA(Endesa)

 4/1999 Endesa SA /               24.54       11/5/1998     N.A.         N.A.         91.4       Cash/ Stock             149,800
        Empresa Nacnl
        Hidroelec Ribago

 4/1999 Cie de Saint-Gobain       90.65       3/24/1999   100.28         N.A.         96.1           Cash                119,700
        SA /
        Poliet SA

 2/1999 Affiliated Computer       16.22      10/16/1998    21.94         N.A.         51.0           Cash                131,900
        Services /
        BRC Holdings Inc

12/1998 Allianz AG /               1.32      10/30/1998     2.60         N.A.         68.0           Cash                100,700
        MMI Ltd(Allianz AG)

12/1998 Investor Group /           6.68      10/14/1998     7.87         N.A.         86.6           Cash                203,600
        Samancor Ltd

12/1998 Disco/Ahold                5.22      11/13/1998    15.20         N.A.         52.0           Cash                159,400
        International /
        Disco SA

                                                Initial Premium                 Final Premium     Percent
          Acquiring Company/       Initial        Over Market     Final Bid      Over Market      Increase
 Date     Acquired Company        Per Share          Price        Per Share         Price         in Offer
11/1999 Amway Corporation /         12.80            36.4           14.13           50.5            10.4
        Amway Japan

11/1999 Amway Corporation /         15.50            31.9           18.00           53.2            16.1
        Amway Asia Pacific

 9/1999 Hoechst AG /                16.93            31.2           18.46           43.0             9.0
        Celanese Canada Inc

 8/1999 Worldcast(UBS                N.A.            N.A.           53.20           14.7             N.M.
        Capital) /
        Groupe Valfond

 8/1999 Investor Group /             N.A.            N.A.           52.43          249.5             N.M.
        Nortel Inversora SA

 7/1999 Total SA /                   N.A.            N.A.           563.18          (1.9)            N.M.
        Petrofina SA

 7/1999 Viacom Inc(Natl              9.00             0.0           9.75             8.3             8.3
        Amusements) /
        Spelling
        Entertainment Group

 6/1999 Roche Holding AG /          82.50            (5.0)          82.50           (5.0)            N.M.
        Genentech Inc

 5/1999 Global TeleSystems           N.A.            N.A.          210.44            5.7             N.M.
        Group Inc /
        Omnicom

 4/1999 Endesa SA /                 13.65             2.4           13.66            2.5             N.M.
        Cia Sevillana de
        Electricidad

 4/1999 Endesa SA /                 41.42             7.0           41.43            7.0             N.M.
        Electra de Viesgo
        SA(Endesa)

 4/1999 Endesa SA /                 26.26             7.0           26.27            7.0             N.M.
        Empresa Nacnl
        Hidroelec Ribago

 4/1999 Cie de Saint-Gobain          N.A.            N.A.          111.40           22.9             N.M.
        SA /
        Poliet SA

 2/1999 Affiliated Computer          N.A.            N.A.           19.00           17.1             N.M.
        Services /
        BRC Holdings Inc

12/1998 Allianz AG /                 N.A.            N.A.           1.37             3.6             N.M.
        MMI Ltd(Allianz AG)

12/1998 Investor Group /             N.A.            N.A.           7.95            19.0             N.M.
        Samancor Ltd

12/1998 Disco/Ahold                  N.A.            N.A.           7.00            34.1             N.M.
        International /
        Disco SA

(a) Aggregate consideration offer for both ordinary shares and preference shares. Offered $10.77 per preference share

Comparison of Selected Buyouts of Public Majority                                                           [Goldman Sachs LOGO]
Shareholders

                                          Stock                              Initial      Inside     Consideration     Aggregate
                                         Price One                52 Week    Premium     Ownership        Type     Consideration For
             Acquiring Company/          Day Prior      Date     High Prior  Over 52    Before the                  Amount Acquired
Date          Acquired Company             to Ann.     of Ann.     to Ann.   Week High  Transaction                     (000's)
12/1998  Allianz AG /                       13.25     10/7/1998     17.19      N.A.        86.8           Cash           100,000
         AGF Union-Fenix(Assurance Gen)

12/1998  Prince of Liechtenstein /       1,053.78    10/28/1998      N.A.      N.A.        75.0           Cash           951,100
         Liechtenstein Global Trust

12/1998  Allmerica Financial Corp           27.56    10/27/1998     34.94     (17.0)       81.8           Cash           212,400
         Citizens Corp(Hanover Ins Co)

10/1998  Dow AgroSciences/                  19.75     4/30/1998     29.25     (29.9)       68.6           Cash           411,600
         Mycogen Corp

 9/1998  NV Koninklijke KNP BT/             10.38     1/22/1998     12.33     (14.8)       70.0           Cash           138,900
         BT Office Products

 8/1998  Petrofina SA/                      50.13     2/25/1997     55.50       8.1        85.4           Cash           257,000
         Fina Inc.

 3/1998  Waste Management/                  13.00     6/20/1997     16.88     (11.1)       67.0           Cash           853,100
         Wheelabrator Technologies

 3/1998  Robert Johnson & Liberty Media/    40.00     9/11/1997     40.00      20.0        89.0           Cash           130,460
         BET Holdings

 1/1998  Rheinmetall Berlin AG/             10.32     9/29/1997     20.00      N.A.        53.5           Stock          278,100
         Kolbenschmidt AG

11/1997  Telephone and Data Systems Inc./   33.00    12/18/1993     36.88      N.A.        80.7           Stock          537,840
         United States Cellular

11/1997  Enron Corp/                        30.25     5/14/1997     32.38      N.A.        52.0           Stock          428,017
         Enron Global Power & Pipelines

12/1997  Orion Capital/                     32.50     9/18/1997     35.25      (3.5)       77.3           Cash           117,219
         Guaranty National Corp

 8/1997  Rhone-Poulenc/                     79.44     6/26/1997     80.88      13.7        68.0           Cash           434,000
         Rhone-Poulenc Rorer Inc.

 3/1997  Tembec Inc./                        7.00      3/4/1997      7.00      42.9        51.0           Stock          111,600
         Spruce Falls

 2/1997  Hoechst AG/                       266.21    12/10/1996    273.78       7.6        56.5           Cash         3,500,000
         Roussel-Uclaf

 9/1996  Chemed Corporation /               36.50      8/8/1996     41.50      (1.2)       54.9           Cash            93,600
         Roto Rooter Inc.

 8/1996  Investor Group/                     2.90      7/1/1996      3.40     (30.0)       51.0           Cash           137,200
         Macallan-Glenlivet

                                                            Initial Premium               Final Premium     Percent
              Acquiring Company/               Initial Bid    Over Market    Final Bid     Over Market      Increase
Date           Acquired Company                 Per Share        Price       Per Share        Price         in Offer
12/1998   Allianz AG /                              N.A.          N.A.          13.25         (0.0)           N.M.
          AGF Union-Fenix(Assurance Gen)

12/1998   Prince of Liechtenstein /                 N.A.          N.A.       1,261.57         19.7            N.M.
          Liechtenstein Global Trust

12/1998   Allmerica Financial Corp /               29.00           5.2          33.25         20.6            14.7
          Citizens Corp(Hanover Ins Co)

10/1998   Dow AgroSciences/                        20.50           3.8          28.00         41.8            36.6
          Mycogen Corp

 9/1998   NV Koninklijke KNP BT/                   10.50           1.2          13.75         32.5            31.0
          BT Office Products

 8/1998   Petrofina SA/                            60.00          19.7          60.00         19.7             0.0
          Fina Inc.

 3/1998   Waste Management/                        15.00          15.4          16.50         27.0            10.0
          Wheelabrator Technologies

 3/1998   Robert Johnson & Liberty Media/          48.00          20.0          63.00         57.5            31.3
          BET Holdings

 1/1998   Rheinmetall Berlin AG/                    N.A.          N.A.          10.32          0.0            N.M.
          Kolbenschmidt AG

11/1997   Telephone and Data Systems Inc./          N.A.          N.A           33.00          0.0            N.M.
          United States Cellular

11/1997   Enron Corp/                               N.A.          N.A.          32.00          5.8            N.M.
          Enron Global Power & Pipelines

12/1997   Orion Capital/                           34.00           4.6          36.00         10.8             5.9
          Guaranty National Corp

 8/1997   Rhone-Poulenc/                           92.00          15.8          97.00         22.1             5.4
          Rhone-Poulenc Rorer Inc.

 3/1997   Tembec Inc./                              N.A.          N.A.          10.00         42.9            N.M.
          Spruce Falls

 2/1997   Hoechst AG/                               N.A.          N.A.         294.53         10.6            N.M.
          Roussel-Uclaf

 9/1996   Chemed Corporation /                     41.00          12.3          41.00         12.3             0.0
          Roto Rooter Inc.

 8/1996   Investor Group/                           N.A.          N.A.           2.38        (13.0)           N.M.
          Macallan-Glenlivet

(a) Aggregate consideration offer for both ordinary shares and preference shares. Offered $10.77 per preference share.

Comparison of Selected Buyouts of Public Majority                                                           [Goldman Sachs LOGO]
Shareholders


                                                     Stock                                Initial     Inside       Consideration
                                                    Price One                52 Week      Premium    Ownership          Type
             Acquiring Company/                     Day Prior      Date     High Prior    Over 52    Before the
  Date        Acquired Company                       to Ann.     of Ann.     to Ann.     Week High   Transaction
 1/1996   Berkshire Hathaway Inc./                   55.75      8/25/1995     68.63         N.A.        52.4            Cash
          GEICO Corp (Berkshire Hathaway)

12/1995   COBE Laboratories/                         15.75      7/14/1995     19.38         (7.1)       53.0            Cash
          REN-Corp-USA (COBE Labs)

12/1995   BIC SA/                                    35.75      5/19/1995     38.88         (6.1)       78.0            Cash
          Bic Corp (BIC SA)

10/1995   McCaw Cellular/                           109.88      4/7/1995     140.50         (9.3)       52.0            Cash
          LIN Broadcasting (McCaw Cellular)

 9/1995   PacifiCorp/                                24.25     11/2/1994      29.50         (5.1)       86.6            Cash
          Pacific Telecom (PacifiCorp)

 6/1995   Club Mediterranee SA/                      22.63      4/5/1995      26.00         10.0        70.8            Cash
          Club Med

 5/1995   GTE Corp/                                  17.75      9/8/1994      21.25          5.9        90.0            Cash
          Contel Cellular Inc.

 3/1995   Proventus AB/                               3.70     12/15/1994      4.29         N.A.        78.2            Cash
          Aritmos AB

12/1994   Ogden Corp./                               17.38      6/6/1994      24.25        (29.2)       84.2            Stock
          Ogden Services

 9/1994   EW Scripps Co./                            78.50      2/17/1994     86.00          0.7        86.0            Stock
          Scripps Howard Broadcasting

 4/1994   Medco Containment Services/                25.75     10/13/1993     36.50        (25.3)       54.2            Cash
          Medical Marketing Group

10/1993   Torchmark/                                 26.88      2/22/1993     30.25          0.8        83.0            Cash
          United Investors Management

 5/1993   Rust International Inc./                   17.88     11/13/1992     23.88        (25.1)       56.0        Cash/ Stock
          Brand Cos Inc.

 3/1992   W.R.9Grace & Company/                      15.25      3/2/1992       N.A.         N.A.        83.4            Cash
          Grace Energy Corporation

 5/1992   Unocal Corp./                               9.88      2/24/1992     12.00         (9.8)       96.0            Stock
          Unocal Exploration Corp.

12/1991   Siemens AG/                               120.62     10/21/1991      N.A.         N.A.        78.0        Cash/ Stock
          Siemens Nixdorf Information Systems

12/1991   Tele-Communications Inc./                  13.50      5/1/1991      16.50        (20.4)       57.2        Cash/ Stock
          United Artists Entertainment Co.



                                                 Aggregate
                                             Consideration For               Initial Premium              Final Premium   Percent
             Acquiring Company/                Amount Acquired  Initial Bid    Over Market    Final Bid    Over Market    Increase
  Date        Acquired Company                    (000's)        Per Share        Price       Per Share       Price       in Offer
 1/1996   Berkshire Hathaway Inc./               2,347,000          N.A.           N.A.         70.00          25.6         N.M.
          GEICO Corp (Berkshire Hathaway)

12/1995   COBE Laboratories/                       177,700         18.00           14.3         20.00          27.0         11.1
          REN-Corp-USA (COBE Labs)

12/1995   BIC SA/                                  212,600         36.50            2.1         40.50          13.3         11.0
          Bic Corp (BIC SA)

10/1995   McCaw Cellular/                        3,323,400        127.50           16.0        129.90          18.2          1.9
          LIN Broadcasting (McCaw Cellular)

 9/1995   PacifiCorp/                              159,000         28.00           15.5         30.00          23.7          7.1
          Pacific Telecom (PacifiCorp)

 6/1995   Club Mediterranee SA/                    135,600         26.50           17.1         32.00          41.4         21.9
          Club Med

 5/1995   GTE Corp/                                254,300         22.50           26.8         25.50          43.7         13.3
          Contel Cellular Inc.

 3/1995   Proventus AB/                            141,300          N.A.           N.A.          4.38          18.4         N.M.
          Aritmos AB

12/1994   Ogden Corp./                             110,250          0.78           (1.3)         0.84           6.3          7.7
          Ogden Services

 9/1994   EW Scripps Co./                          115,920          3.00           10.4          3.45          26.9         15.0
          Scripps Howard Broadcasting

 4/1994   Medco Containment Services/              122,510         27.25            5.8         27.75           7.8          1.8
          Medical Marketing Group

10/1993   Torchmark/                               216,591         30.50           13.5         31.25          16.3          2.5
          United Investors Management

 5/1993   Rust International Inc./                 185,000         17.88            0.0         18.75           4.9          4.9
          Brand Cos Inc.

 3/1992   W.R.9Grace & Company/                     77,300         16.50            8.2         19.00          24.6         15.2
          Grace Energy Corporation

 5/1992   Unocal Corp./                            117,500          0.50            9.5          0.54          18.3          8.0
          Unocal Exploration Corp.                                 shares                       shares

12/1991   Siemens AG/                            1,000,000        147.52           22.3        147.52          22.3          0.0
          Siemens Nixdorf Information Systems

12/1991   Tele-Communications Inc./              1,189,000          0.95           (2.7)         1.02           3.6          6.5
          United Artists Entertainment Co.                         shares                       shares

(a) Aggregate consideration offer for both ordinary shares and preference shares. Offered $10.77 per preference share.

Comparison of Selected Buyouts of Public Majority                                                           [Goldman Sachs LOGO]
Shareholders

                                            Stock                            Initial      Inside     Consideration     Aggregate
                                          Price One               52 Week    Premium     Ownership        Type     Consideration For
             Acquiring Company/           Day Prior     Date     High Prior  Over 52    Before the                  Amount Acquired
Date          Acquired Company             to Ann.     of Ann.    to Ann.   Week High  Transaction                     (000's)
 4/1991   Murphy Oil Corp/                  16.63     1/3/1991     22.63      (24.8)       61.0           Stock          391,800
          Ocean Drilling & Exploration

 3/1991   BHP Holdings/                     33.75     2/6/1991     44.50      (10.1)       50.1           Cash           530,000
          Hamilton Oil Corp.

11/1990   Freeport-McMoRan Inc./             8.00     7/31/1990    11.13       (5.7)       81.5           Stock          239,161
          Freeport-McMoRan Oil & Gas

10/1990   Renault Vehicules Industrial/      5.25     7/6/1990     21.13      (71.6)       60.0           Cash           103,145
          Mack Trucks Inc.

 8/1990   Imetal S.A./                      11.50     1/24/1990    16.00       (3.1)       55.6           Cash           781,571
          Copperweld Corp. Steel

 8/1990   American Express Company/         14.50     3/2/1990      N.A.       N.A.        61.0           Stock          360,000
          Shearson Lehman Brothers

 6/1990   Esselte A.B./                     41.83    10/3/1989     38.00       14.5        78.5           Cash           219,298
          Esselte Business Systems, Inc.

 5/1990   Montedison S.p.A./                31.12         N.A.     32.13       15.2        71.3           Cash           465,904
          Erbamont

 1/1990   Dow Jones & Co. Inc./             15.13     9/21/1989    16.38        9.8        66.2           Cash           657,394
          Telerate, Inc.

 1/1990   Montedison S.p.A./                44.13     7/31/1989    46.00        6.5        81.0           Cash           653,811
          HIMONT Inc.

 1/1990   Tele-Communications Inc./         27.00     5/24/1989    24.00       32.3        75.0           Cash           209,625
          WestMarc Communications

12/1989   General Accident Fire Life/        0.28     6/16/1989     1.38       N.A.        51.0           Cash           175,000
          NZI Corp. Ltd.

11/1989   Primerica Corporation/            17.88     6/9/1989     21.25       (5.9)       70.8           Stock          453,000
          The A.L. Williams Corporation

11/1989   Mayfair Acquisition Corp/         17.25     4/3/1989     25.25       (6.9)       71.0           Cash           193,600
          Mayfair Super Markets, Inc.

 8/1989   The Henley Group, Inc./           19.25     6/8/1989     21.38       (4.1)       80.2           Cash           119,801
          Fisher Scientific Group, Inc.

 6/1989   Zayre Corp./                      26.38    12/5/1989     27.13        0.3        83.0           Stock          414,000
          The TJX Companies, Inc.
                                                                                                       Number of
                                                                                                        entries
          ----------------------------------------------------------------------------------------------------------------------
          Mean                                                                 (4.0)%      71.2%         84.0
          Median                                                               (3.8)       73.2
          High                                                                 44.7        98.7
          Low                                                                 (71.6)       50.1
          ----------------------------------------------------------------------------------------------------------------------

                                                            Initial Premium               Final Premium     Percent
              Acquiring Company/               Initial Bid    Over Market    Final Bid     Over Market      Increase
Date           Acquired Company                 Per Share        Price       Per Share        Price         in Offer
 4/1991   Murphy Oil Corp/                         0.50           2.3           0.55          12.5            0.1
          Ocean Drilling & Exploration           shares                        shares

 3/1991   BHP Holdings/                           40.00          18.5          40.00          18.5            0.0
          Hamilton Oil Corp.

11/1990   Freeport-McMoRan Inc./                0.27-0.33        31.2           0.31          37.5            4.8
          Freeport-McMoRan Oil & Gas             shares                        shares

10/1990   Renault Vehicules Industrial/            6.00          14.3           6.25          19.1            4.2
          Mack Trucks Inc.

 8/1990   Imetal S.A./                            15.50          34.6          17.00          47.8            9.7
          Copperweld Corp. Steel

 8/1990   American Express Company/                0.43           0.1           0.48          12.8           12.7
          Shearson Lehman Brothers

 6/1990   Esselte A.B./                           43.50           4.0          48.06          14.9           10.5
          Esselte Business Systems, Inc.

 5/1990   Montedison S.p.A./                      35.00          18.9          37.00          18.9            0.0
          Erbamont

 1/1990   Dow Jones & Co. Inc./                   18.00          19.0          21.00          38.8           16.7
          Telerate, Inc.

 1/1990   Montedison S.p.A./                      47.00          11.1          51.00          15.6            4.1
          HIMONT Inc.

 1/1990   Tele-Communications Inc./               31.75          17.5          32.25          19.4            1.6
          WestMarc Communications

12/1989   General Accident Fire Life/              N.A.          N.A.           0.37          32.1           N.M.
          NZI Corp. Ltd.

11/1989   Primerica Corporation/                   0.80          11.7           0.82          33.4           19.4
          The A.L. Williams Corporation          shares                        shares

11/1989   Mayfair Acquisition Corp/               23.50          36.2          24.70          43.2            5.1
          Mayfair Super Markets, Inc.

 8/1989   The Henley Group, Inc./                 20.50          23.3          22.25          33.8            8.5
          Fisher Scientific Group, Inc.

 6/1989   Zayre Corp./                             1.35          32.2           1.45          42.0            0.1
          The TJX Companies, Inc.                shares                        shares

          ---------------------------------------------------------------------------------------------------------
          Mean                                                   16.5%                        24.5%           8.1%
          Median                                                 15.4                         19.6            5.9
          High                                                   88.9                        249.5           36.6
          Low                                                    (5.0)                       (13.0)          (0.1)
          ---------------------------------------------------------------------------------------------------------

(a) Aggregate consideration offer for both ordinary shares and preference shares. Offered $10.77 per preference share.